                             EQK REALTY INVESTORS I
                          5775 PEACHTREE DUNWOODY ROAD
                                  SUITE 200-D
                             ATLANTA, GEORGIA 30342

                         ------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 JUNE 15, 1994
                         ------------------------------

     NOTICE IS HEREBY GIVEN that the 1994 annual meeting of shareholders of EQK Realty Investors I (the 'Company') will be held at 7000 Central Parkway, Suite 354, Atlanta, Georgia, on June 15, 1994 at 10:30 a.m. for the following purposes:

          1. To elect five Trustees to serve for the ensuing year and until their respective successors shall have been duly elected and qualified; and

          2. To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof.

     Only shareholders of record on the books of the Company at the close of business on May 4, 1994 will be entitled to notice of, and to vote at the meeting. A list of such shareholders will be available for inspection at the Company's offices at 5775 Peachtree Dunwoody Road, Suite 200-D, Atlanta, Georgia 30342, during normal business hours during the ten-day period prior to the meeting.

     Please complete, date, sign and return the accompanying proxy in the enclosed envelope as soon as possible, whether or not you plan to attend this meeting. This will assure that your shares will be voted.

                                          EQK REALTY INVESTORS I

                                          [ SIG CUT ]

                                          LINDA K. SCHEAR
                                          Secretary
                                          Atlanta, Georgia
                                          May 6, 1994

                             EQK REALTY INVESTORS I
                          5775 PEACHTREE DUNWOODY ROAD
                                  SUITE 200-D
                             ATLANTA, GEORGIA 30342

                         ------------------------------

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 15, 1994
                         ------------------------------

                                    GENERAL

     This Proxy Statement is furnished to holders of Shares of Beneficial Interest ('Shares') of EQK Realty Investors I (the 'Company') in connection with the solicitation of proxies by the Trustees of the Company for use at the 1994 annual meeting of shareholders (the 'Meeting') to be held at 10:30 a.m. on June 15, 1994, and at any adjournments or postponements thereof.

     The first date on which this Proxy Statement and related form of proxy is being sent to the shareholders of the Company is on or about May 6, 1994. Holders of Shares of record at the close of business on May 4, 1994 (the 'Record Date') are entitled to notice of, and to vote at the Meeting in person or by proxy. As of the Record Date, the Company had outstanding 9,264,344 Shares, each entitled to one vote.

     In addition to soliciting proxies by mail, the Trustees, officers and regular employees of the Company, or its advisor, without receiving any additional compensation therefor, may solicit proxies by telephone, by telegraph or in person. The Company will also request banks, brokers and other fiduciaries to forward proxy materials to their members or customers who are beneficial owners of Shares and will reimburse them for their out-of-pocket mailing and reasonable clerical expenses in so doing.

     The Meeting will be held at 7000 Central Parkway, Suite 354, Atlanta, Georgia.

     If the enclosed proxy is properly executed and returned in time for voting, the Shares represented thereby will be voted as indicated in such proxy. If no specification is made, proxies will be voted in favor of the election of the Trustees as described herein. Proxies will extend to, and will be voted at, any adjourned or postponed session of the Meeting. The management of the Company is not aware of any matters to come before the Meeting, other than those described in this Proxy Statement. However, inasmuch as matters of which such management is not now aware may come before the Meeting, or any adjournments or postponements thereof, the enclosed proxy contains discretionary authority with respect to acting thereon, and the persons named in such proxy intend to vote, act and consent in accordance with their best judgment with respect thereto. Any shareholder who has executed and returned a proxy, and for any reason desires to revoke such proxy, may do so at any time before the proxy is exercised, by written notice to the Secretary of the Company or by executing a later dated proxy. In addition, any such shareholder may attend the Meeting to which this proxy relates and vote the Shares represented by such proxy in person.

                        SECURITIES OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table shows the beneficial shareholdings as of March 15, 1994 of all persons known by the Company to be beneficial owners of more than 5% of its outstanding Shares, of all Trustees and nominees individually and of all Trustees and officers as a group.

                                                                                                  PERCENTAGE OF
                                                                                     NUMBER OF     OUTSTANDING
NAME                                                      ADDRESS                     SHARES         SHARES
- - ----------------------------------------  ----------------------------------------  -----------  ---------------
Equitable Realty Portfolio                5775 Peachtree Dunwoody Rd.                 1,685,556          18.2%
  Management                              Suite 200-D
                                          Atlanta, GA 30342
Tennessee Consolidated                    Andrew Jackson Bldg.                        1,250,000          13.5%
  Retirement System                       5th Ave. & Dedrick St.
                                          Nashville, TN 37219
E.I. duPont de Nemours                    Wilmington Trust Co.                          906,600           9.8%
  Co., Inc. Trust Fund                    One Rodney Square North
                                          Wilmington, DE 19890
Sylvan M. Cohen                           22nd Floor, PSFS Bldg.                             --            --
                                          12 S. 12th Street
                                          Philadelphia, PA 19107
Alton G. Marshall                         20 W. 48th Street                                  --            --
                                          New York, NY 10036
George R. Peacock                         Monarch Plaza                                   1,728(1)        (2)
                                          3414 Peachtree Road, NE
                                          Suite 816
                                          Atlanta, GA 30326
Phillip E. Stephens                       5775 Peachtree Dunwoody Rd.                     2,055           (2)
                                          Suite 200-D
                                          Atlanta, GA 30342
Robert C. Robb, Jr.                       Lewis, Eckert, Robb and Co.                     2,000           (2)
                                          One Plymouth Meeting
                                          Suite 425
                                          Plymouth Meeting, PA 19462
All Trustees and Officers As a Group (10 persons).................................        5,783           (2)

- - ------------------

(1) These Shares are owned by Mr. Peacock's wife and son and Mr. Peacock disclaims beneficial ownership of these Shares.

(2) The number of Shares represents less than 1% of the outstanding Shares.

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, the 'Reporting Persons') to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of these reports. New rules governing these reports were adopted in February 1991 and generally became effective in May 1991.

     Based on the Company's review of the copies of these reports received by it, and written representations received from Reporting Persons, the Company believes that all filings required to be made by the Reporting Persons with respect to transactions from January 1, 1993 through December 31, 1993 were made on a timely basis.

                              ELECTION OF TRUSTEES

     At the Meeting, the Shareholders will elect five Trustees to hold office for the ensuing year and until their respective successors have been duly elected and qualified.

     The following sets forth certain information about each nominee.

     Sylvan M. Cohen, age 79, has been President and Trustee of Pennsylvania Real Estate Investment Trust, an American Stock Exchange-listed real estate investment trust, since its inception in 1960. Mr. Cohen is also a partner in the Philadelphia law firm of Cohen, Shapiro, Polisher, Shiekman and Cohen. Mr. Cohen is formerly a director of Fidelity Bank, Philadelphia, Pennsylvania, and is currently a director of FPA Corporation, an American Stock Exchange-listed real estate development company, and a managing trustee of EQK Green Acres Trust, a New York Stock Exchange-listed real estate investment trust. He formerly served as President of the National Association of Real Estate Investment Trusts and the International Council of Shopping Centers.

     Alton G. Marshall, age 72, has been President of Alton G. Marshall Associates, Inc., a New York City real estate investment firm since 1971. He has been Senior Fellow of the Nelson A. Rockefeller Institute of Government in Albany, New York since January 1, 1991. He was Chairman of the Board and Chief Executive Officer of The Lincoln Savings Bank, FSB, from March 1984 through December 1990, and remains a Director and Chairman of the Bank's Executive Committee. From 1971 to 1981, he was President of the Rockefeller Center, Inc., a real estate, manufacturing and entertainment company. Mr. Marshall is currently a director of the Hudson River Trust and the New York State Electric & Gas Corp., and a managing trustee of EQK Green Acres Trust. He is an independent partner of Alliance Capital and Alliance Capital Retirement Fund.

     George R. Peacock, age 70, retired in August 1988 after serving as Chairman and Chief Executive Officer of Equitable Real Estate Investment Management, Inc. ('Equitable Real Estate'), a wholly-owned subsidiary of The Equitable Life Assurance Society of the United States ('Equitable'). Mr. Peacock is a past member of Equitable's Investment Policy Committee. Prior to his retirement, he was also a Senior Vice President of Equitable for approximately twelve years. He is also a former director of Equitable Real Estate and is a managing trustee of EQK Green Acres Trust.

     Phillip E. Stephens, age 47, has been President of Compass Retail, Inc., a subsidiary of Equitable Real Estate, since January 1992 and was Executive Vice President of the Compass Retail division of Equitable Real Estate from January 1990 to December 1991. He has also served as President of Equitable Realty Portfolio Management, Inc. ('ERPM'), the Company's advisor and a wholly-owned subsidiary of Equitable Real Estate, since December 1989. Prior to that date and since October 1987, he was President of EQK Partners, the predecessor in interest to ERPM. Prior to that date and since its inception in September 1983, he was Senior Vice President and subsequently President of EQK Partners. He is also a managing trustee of EQK Green Acres Trust.

     Robert C. Robb, Jr., age 48, has been President of and partner in the management and financial consulting firm of Lewis, Eckert, Robb & Company since 1981. Mr. Robb is currently a director of PNC Bank, N.A., Philadelphia, Pennsylvania, Tamaqua Cable Products Company, and Brynwood Partners, and is a former director of Brink, Inc. of Darien, Connecticut. Unaffiliated Trustees must at all times comprise a majority of the Trustees and of each standing committee of Trustees. Currently, Mr. Cohen, Mr. Marshall, Mr. Peacock and Mr. Robb serve as Unaffiliated Trustees.

     The affirmative vote of the majority of the quorum is required for the election of Trustees. Abstentions will not count as affirmative votes, but will count as part of the quorum.

                                  COMPENSATION

     The Company currently pays each Trustee, other than the affiliated Trustee (Mr. Stephens), a fee of $10,000 per year for serving as a Trustee and $1,000 for each day spent by a Trustee on the Company's business, including meetings of the Trustees and of any committee of Trustees which such Trustee attends. In addition, the Company currently reimburses the Trustees for travel and other expenses incurred in connection with their duties as Trustee of the Company. No salaries are paid to officers of the Company for acting in such capacity.

                              CERTAIN TRANSACTIONS

     ERPM, a wholly-owned subsidiary of Equitable Real Estate and the successor in interest to EQK Partners, is the advisor to the Company pursuant to an advisory agreement with the Company. ERPM earned portfolio management fees for the year ended December 31, 1993 in the amount of $484,000.

     Effective January 1, 1990, ERPM agreed to reduce the rate of its annual portfolio management fees as an accommodation to the Company's efforts to reduce its costs of operation. The basis of the fee calculation was changed from .85% to .425% of the sum of (i) the average of the daily per share closing price of the Company's shares, multiplied by the average number of shares outstanding on each day and (ii) the average daily outstanding balance of the Company's long-term indebtedness. In addition, certain provisions which subordinated the payment of the fee to a specified dividend distribution were eliminated. ERPM also agreed to forgive one-half of the total of $5.4 million of deferred annual portfolio management fees owed by the Company to ERPM for the years 1985 through 1989. The remaining deferred fees of $2.7 million, which amounted to $1.9 million on a discounted basis as of December 31, 1993, will be paid upon the disposition of the Company's properties. If the properties are sold before December 31, 1994, the $2.7 million will be discounted by 13% per year from December 31, 1994 to the date on which the last property is sold.

     Upon the sale of all or any portion of any real estate investment of the Company, ERPM will be entitled to a disposition fee equal to 2% of the gross sale price (including outstanding indebtedness taken subject to or assumed by the buyer and any purchase money indebtedness taken back by the Company). The disposition fee will be reduced by the amount of any brokerage commissions and legal expenses incurred by the Company in connection with such sales. For the year ended December 31, 1993, disposition fees paid to ERPM amounted to $216,000.

     Compass Retail, Inc., a wholly-owned subsidiary of Equitable Real Estate, manages Harrisburg East Mall. Compass Management and Leasing, Inc., also a wholly-owned subsidiary of Equitable Real Estate, managed the Company's office buildings in Atlanta, Georgia (formerly part of the Peachtree-Dunwoody Pavilion, or 'Peachtree') until the sale of the remaining two buildings in December 1993. For the year ended December 31, 1993, management and leasing fees paid to these entities were $403,000. In addition, Equitable Real Estate and its affiliates leased space at Peachtree, pursuant to which the Company received rent payments of approximately $1,167,000 during 1993.

                            INDEPENDENT ACCOUNTANTS

     Deloitte & Touche has been appointed by the Trustees as the independent accountants for the Company's current fiscal year. A representative of Deloitte & Touche is expected to be present at the meeting with the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions of shareholders.

                        TRUSTEES' MEETINGS AND COMMITTEE

     During 1993, there were six meetings of the Trustees and one meeting of the Company's audit committee, which is responsible for reviewing the Company's annual financial statements and other matters relating to the Company's financial affairs. Mr. Cohen and Mr. Marshall are the members of the Company's audit committee.

     Other than the audit committee, the Company has no standing nominating, compensation or other committees.

                             SHAREHOLDER PROPOSALS

     Any shareholder proposal to be presented at the 1995 annual meeting must be received by the Company on or before January 6, 1995 for inclusion in the Company's Proxy Statement and proxy related to that meeting.

                                          EQK REALTY INVESTORS I

                                          [ SIG CUT ]

                                          LINDA K. SCHEAR
                                          Secretary
                                          Atlanta, Georgia
                                          May 6, 1994

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Filed by the registrant  [X]
     Filed by a party other than the registrant  [ ]
     Check the appropriate box:
     [ ]  Preliminary proxy statement
     [X]  Definitive proxy statement
     [ ]  Definitive additional materials
     [ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                             EQK REALTY INVESTORS I
- - --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                             EQK REALTY INVESTORS I
- - --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

     [X]  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or
          14a-6(j)(2).
     [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-5(i)(3).
     [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
          0-11.

     (1)  Title of each class of securities to which transaction applies:
- - --------------------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:
- - --------------------------------------------------------------------------------
     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
- - --------------------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:
- - --------------------------------------------------------------------------------
     [ ]  Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the collecting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:
- - --------------------------------------------------------------------------------
     (2)  Form, schedule or registration statement no.:
- - --------------------------------------------------------------------------------
     (3)  Filing party:
- - --------------------------------------------------------------------------------
     (4)  Date filed:
- - --------------------------------------------------------------------------------

- - ------------------
1 Set forth the amount on which the filing fee is calculated and state how it was determined.

                             EQK REALTY INVESTORS I

                        Proxy Solicited by the Trustees
                Annual Meeting of Shareholders -- June 15, 1994

     The undersigned hereby appoints Phillip E. Stephens and Gregory R. Greenfield, and each of them, proxies to represent the undersigned with full power of substitution at the Annual Meeting of Shareholders of EQK Realty Investors I to be held at 7000 Central Parkway, Suite 354, Atlanta, Georgia, on Wednesday, June 15, 1994 at 10:30 a.m., and at any and all adjournments or postponements thereof, and thereat to vote all Shares of Beneficial Interest of EQK Realty Investors I (the "Company"), which votes the undersigned would be entitled to vote if personally present.

     Unless otherwise specified, the Shares will be voted FOR the election of all nominees for Trustees. This Proxy also delegates discretionary authority to vote with respect to any other business which may properly come before the meeting or any adjournment or postponement thereof.

               (Continued, and to be signed on reverse side)

	__________			[X] Please mark your votes this way
           S.B.

1. ELECTION OF TRUSTEES Sylvan M. Cohen, Alton G. Marshall, George R. Peacock, Phillip E. Stephens, Robert C. Robb, Jr.

FOR all nominees      WITHHOLD       (INSTRUCTION: To withhold authority to
listed above          AUTHORITY      vote for any individual nominee,
(except as marked     to vote for    write that nominee's name in the space
to the contrary)      all nominees   provided below.)
                      listed above

      [ ]                 [ ]        __________________________________________

2. TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

THE UNDERSIGNED PLANS TO ATTEND THE ANNUAL MEETING.

WITH __________ PERSONS

THE UNDERSIGNED HEREBY REVOKES ALL
PREVIOUS PROXIES FOR THE MEETING AND
ACKNOWLEDGES RECEIPT OF THE NOTICE OF
ANNUAL MEETING, PROXY STATEMENT AND
ANNUAL REPORT OF EQK REALTY INVESTORS I.

Date: ___________________________________________________________________ , 1994

________________________________________________________________________________

________________________________________________________________________________
By.

NOTE Please sign this Proxy exactly as name(s) appear in address.
When signing as attorney-in-fact, executor, administrator, trustees or guardian, please add your title as such.